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                                                                    Exhibit 10.9

                                 SERVICE BUREAU

                           BILLING SERVICES AGREEMENT

                                     BETWEEN

                           ACI BILLING SERVICES, INC.

                                       AND

                             EPIXTAR FINANCIAL CORP.




         THe AGREEMENT (including all attachments, exhibits, and schedules, the "Agreement") is entered into as of this 15th day of October, 2002 between ACI Billing Services, Inc. ("ACI"), a Delaware Corporation with headquarters located at 9255 Corbin Avenue, Northridge, CA 91324 and Epixtar Financial Corp. ("Customer") a Florida corporation, with offices located at 11900 Biscayne Boulevard, Suite 262, Miami, Florida 33181.

         WHEREAS, Customer provides telecommunications services or telecommunications related services directly or indirectly through its Clients (as defined below);


         WHEREAS, ACI is a provider of billing and collection services for the telecommunications industry; and

         WHEREAS, Customer for itself and its Clients desires to utilize ACI's billing and collection services;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which the parties herein acknowledge, the parties agree as follows:

                                       I.
                                   DEFINITIONS

         All terms and phrases used within this Agreement shall be defined in accordance with the everyday meaning used in the telecommunications industry unless such term has been defined in this Agreement.

           In addition, specified defined terms are as follows:

         "Client(s)" means a customer of Customer that provides various telecommunications services to End Users and whose records Customer desires ACI to process.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, judicial, regulatory, or administrative functions of or pertaining to government (including, without limitation, the Federal Communications Commission ("FCC"), the Federal Trade Commission ("FTC") and any Public Utilities Commission and/or Public Service Commission (collectively "PUC").

         "Person" means any individual, corporation, partnership, joint venture, association, trust, or any other entity or organization of any kind or character, including a Governmental Authority.


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                                       II.
                                     PURPOSE

         The Purpose of this Agreement is for ACI to provide certain billing and collection and related services to Customer. These services are more specifically set forth in the attachments enumerated below. Customer is only requesting and is only being provided those services set forth in the attachment(s), which are signed and executed by the parties.

      2.1      THE SERVICES AVAILABLE TO CUSTOMER ARE AS FOLLOWS:

               a. LEC Billing and Collection Services - Attachment 1

      1.            1+, 0+/-, SSM, and Enhanced Services - Schedule 1-A

               b. 900/Pay Per Call Services - Attachment 2

               c. Selective Outclearing - Attachment 3

               d. CDR Rating and Formatting - Attachment 4

               e. Direct (non-LEC) billing - Attachment 5


                                      III.
                                      TERM

         The Agreement shall be effective for an initial term beginning on the date billable records are first submitted to ACI, and ending three (3) years thereafter (the "Initial Term"). Unless terminated in accordance with the terms herein, this Agreement shall automatically renew for successive one (1) year terms beyond its Initial Term until the earlier of (i) termination as provided in the Agreement, or (ii) either of the parties notifies the other in writing at least ninety (90) days prior to the end of the then applicable term that the term will not be extended.


                                       IV.

             CUSTOMER'S REPRESENTATIONS, WARRANTIES AND OBLIGATIONS

4.1 CUSTOMER HEREBY REPRESENTS AND WARRANTS TO ACI AS FOLLOWS:

         a. Neither the execution and delivery of this Agreement by Customer nor the performance by Customer of its obligations hereunder will: (i) result in a violation of or default under any of the terms, conditions, or provisions of any material license, agreement, lease, or other obligation to which Customer is a party or by which it is bound, including but not limited to any existing billing services agreement with another company, or (ii) violate any material order, writ, injunction, decree, statute, rule, or regulation applicable to Customer or its properties or assets.

         b. All information provided by Customer to ACI pursuant to this Agreement is true and accurate in all respects. Customer will update any information required by ACI, and if specifically requested by ACI, will do so within five (5) days of receipt of each written request from ACI.


4.2 CUSTOMER HEREBY ACKNOWLEDGES THE FOLLOWING OBLIGATIONS

         a. Customer will designate the name of, and at all times during the term of the Agreement, maintain a representative ("Customer Representative") who will be an officer or employee of Customer and who will be authorized to act as the primary point of contact for ACI in dealing with Customer with respect to the services

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provided under this Agreement. Customer will notify ACI in writing of any change in the person acting as the Customer Representative at least ten (10) days prior to the effectiveness of such change. The Customer Representative will be responsible for directing, insofar as ACI is concerned, all activities of Customer affecting the provision of ACI's services. ACI will be entitled to rely upon any instructions or information provided to ACI by the Customer Representative, and ACI will incur no liability in so relying. Customer agrees and confirms that Customer is fully responsible financially and otherwise for all instructions, data, and/or information provided to ACI.

         b. Customer will cooperate with ACI (a) to establish the services to be provided to Customer and (b) in good faith in the performance of Customer's activities contemplated by this Agreement, Customer will make available, as reasonably requested by ACI, such information, facilities, management decisions, approvals, authorizations and acceptances in order that ACI's provision of services under this Agreement may be accomplished in a proper, timely and efficient manner.

         c. Customer will comply with all ACI policies, and each policy shall be deemed to be a part of this contract as if fully set forth herein.

4.3. SERVICES FOR RECORDS OF CLIENTS

         ACI reserves the right, in its sole and absolute discretion to refuse to provide services relating to the records of a Client. ACI will provide notice if it does not provide service as noted in the previous sentence.

         As a condition to providing services relating to the records of any Client, Customer hereby agrees and confirms that Customer is fully responsible, financially and otherwise, for any and all records processed by ACI pursuant to this Agreement, whether such records originate with Customer's End Users or End Users of any of Customer's Clients. ACI has the right and authority to treat all such records as if such records were submitted for processing by Customer on its own behalf, irrespective of the source of such records, and such authority will include, without limitation, the right to deduct any fees, charges, adjustments, or expenses of ACI or any third party out of the proceeds of all such records. Customer will be solely responsible for communicating with Clients regarding the services hereunder relating to the records originating with Clients.


                                       V.

                         REMEDIES AND DISPUTE RESOLUTION

5.1. REMEDIES OF ACI

         The parties specifically agree that any breach of this Agreement by Customer, will be difficult to compensate in damages and would jeopardize the ability of ACI to continue providing services to other customers. It is agreed, therefore, that in the event of such breach of this Agreement, ACI shall be entitled to seek and obtain injunctive or any other relief available in a court having appropriate jurisdiction without further proof than as offered in this paragraph, and that the sum, up to and not to exeed $10,000, shall be good and sufficient bond for such relief. Notwithstanding the preceeding paragraph, ACI may also elect any or all other remedies available to it, including but not limited to damages, at law or in equity.

5.2. ARBITRATION

         a. For any controversy between the parties relating to this agreement, the parties agree to submit such controversy to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules.

         b. Discovery shall be controlled by the arbitrator and shall be governed by the Federal Rules of Civil Procedure. The party seeking discovery shall reimburse the responding party for the cost of the production of


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documents, including search time and reproduction costs. The arbitration shall be held in Los Angeles County, California. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the controversy by issuing a written opinion within thirty (30) calendar days after the close of the arbitration hearing. The time frame specified in this Section 5.2(b) may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause.

         c. Except as provided in paragraph 5.2(b) above, each party shall bear its own fees, costs and expenses of arbitration, including, but not limited to, its own legal and expert witness fees. The parties shall equally split the fees of the arbitration and the arbitrator. The arbitrator may award reimbursement of costs and/or fees to the prevailing party.

         d. Any award rendered by the arbitrator will be final, conclusive, and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

         e. Other than those matters set forth in Section 5.1 or involving injunctive relief as a remedy or any action necessary to enforce the award of the Arbitrator, the parties agree that the provisions of this Section 5.2 are a complete defense to any suit, action, or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy, or claim arising under or in connection with this Agreement or the provision of services by ACI. Nothing in this Section 5.2 will prevent the parties from exercising their rights to terminate this Agreement in accordance with the term of this Agreement.


                                       VI.
                                     NOTICES

         Except as otherwise expressly provided in this Agreement, all notices, requests, claims, demands, designations, approvals, consents, acceptances and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered personally, telecopied or mailed by certified or registered mail, return-receipt requested, postage prepaid, or overnight mail to the parties at the addresses specified below. If delivered personally, it will be deemed given upon delivery; if delivered by telecopy with a copy subsequently mailed, in the manner described above, when received if contemporaneously confirmed by the telecopy machine, unless receipt is not during normal business hours of recipient, then receipt will be deemed given upon commencement of normal business hours of recipient. If delivery by overnight mail, notice shall be deemed received the next business day. All notices and other communications under this Agreement are addressed as provided below.



If to ACI, address to:                    With a copy to:

   ACI Billing Services, Inc.             ACI Billing Services, Inc.
   9255 Corbin Avenue                     190 South La Salle St., Ste. 1710
   Northridge, California 91324           Chicago, Illinois 60603
   Attention: General Counsel             Attention: President
   Telecopy: (818) 709-1825               Telecopy: (312) 419-0172


If to Customer, address to:               With a copy to:

   Epixtar Financial Corp.                Epixtar Financial Corp.
   11900 Biscayne Boulevard, Suite 262    11900 Biscayne Boulevard, Suite 262
   Miami, Florida 33181                   Miami, Florida 33181
   Attention: William Rhodes              Attention: Deborah Gambone
   Telecopy: (305) 503-8610               Telecopy: (305) 503-8610


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                                      VII.
                                CONFIDENTIALITY

7.1 CONFIDENTIALITY

         Except as otherwise provided in this Agreement, each of the parties agree that all information communicated to it by the other party, whether before or after the date of this agreement, will be designated confidential information ("Confidential Information"), and will be deemed to have been received in strict confidence and will be used only for the purposes of carrying out the obligations of, or as otherwise contemplated by, this Agreement. Without obtaining the prior written consent of the other party, neither party will disclose any such Confidential Information received from the other party; provided, however, that this Section 7.1 will not prevent a party from disclosing any such information that: (a) was already in the possession of such party without being subject to other confidentiality obligations; (b) is or becomes generally available to the public other than as a result, directly or indirectly, of a disclosure of such Confidential information by such party or by other persons to whom such party disclosed such information; (c) is or becomes available to such party on a nonconfidential basis from a source other than the other party or its representatives, provided that such source is not bound by a confidentiality agreement with the other party; (d) is independently developed by such party without the use of the other party's Confidential Information; (e) is required to be disclosed pursuant to an arbitration proceeding conducted in accordance with Section 5.2, provided that such disclosure is made in accordance with the approval and at the direction of the arbitrator; (f) is required to be disclosed pursuant to a requirement of any Governmental Authority or any statute, rule, or regulation, provided that such party gives the other party prompt notice of such requirement prior to any such disclosure; (g) is reasonably requested by a Governmental Authority; (h) for purposes of Attachment 1 only, (i) is reasonably necessary to be disclosed in connection with a billing inquiry by an End User, or (ii) for purposes of Attachment 1 only, is reasonably requested by any LEC.

7.2. PUBLIC ANNOUNCEMENTS

         All public announcements by either of the parties relating to this Agreement except for announcements intended solely for internal distribution to directors, officers and employees, or any disclosures required by legal, accounting, regulatory or stock exchange requirements beyond the reasonable control of such parties, will be coordinated with and approved by both parties prior to the release thereof.


                                      VIII.
                                  SEVERABILITY

         If any provision of this Agreement is declared judicially invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent. If such modification is not possible, another provision that is legal and enforceable and that achieves the same objective will be substituted. Notwithstanding the above, if any provision referred to in this Article VIII is declared judicially to be invalid, unenforceable or void, and the fact thereof, or any amendment or modification thereto materially affects the payments to be made to ACI under this Agreement, then ACI may, at its sole discretion, terminate this Agreement in its entirety.



                                       IX.
                                    WAIVERS

         No delay or omission on the part of any party in exercising any right or privilege under this Agreement will operate as a waiver thereof.



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                                       X.
                                ENTIRE AGREEMENT

         This Agreement (including the attachments, schedules and exhibits hereto) constitute the entire agreement between the parties and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties. There are no representations, understandings or agreements relating to this Agreement that are not fully expressed herein. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties to this Agreement.


                                       XI.
                                   ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; however, Customer shall not have the right to assign or transfer its obligations under this Agreement without the prior written consent of ACI, which consent shall not be unreasonably withheld.


                                      XII.
                 NO THIRD PARTY BENEFICIARY / SERVICE TO OTHERS

         This Agreement is not intended, nor will it be construed, to create or convey any right upon any Person not a party to this Agreement. ACI will not be responsible, financially and/or otherwise, for the services provided hereunder to any party other than Customer. The parties acknowledge that any services provided by ACI relating to records originating from Clients are services done only for and on behalf of Customer and only at the request of Customer. Nothing in this Agreement shall preclude ACI from performing the same or similar services to other Persons.


                                      XIII.
                             GOVERNING LAW AND VENUE

         This Agreement shall be deemed to be a contract made under the laws of the State of California, and the construction, interpretation and performance of this Agreement and all transactions hereunder shall be governed by the civil laws of California, and specifically irrespective of those laws regarding choice of law which would result in application of the law of another jurisdiction. Venue for any permitted action arising out of or related to this Agreement or the conduct of the parties hereunder shall only be Los Angeles, County, California. The parties hereby waive any objection to venue in Los Angeles, County, California.


                                      XIV.
                                    HEADINGS

         The Article and Paragraph headings in this Agreement are for convenience of reference only and in no way define, extend, or describe any of the terms herein or affect the meaning or interpretation of the provisions of this Agreement.


                                       XV.
                              COMPLIANCE WITH LAWS

         In performing its obligations under this Agreement, ACI will not be required to undertake any activity that would conflict with the requirements of any applicable statute, rule, regulation, interpretation, judgment, order or injuction of any Governmental Authority, and for purposes of Attachment I only, LEC policies.


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                                      XVI.
                             RELATIONSHIP OF PARTIES

         In furnishing the Services to, or on behalf of, Customer, whether records orignate from Customer, or a Client, ACI is acting only as an independent contractor. ACI does not undertake by this Agreement or otherwise to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations. ACI will not be considered or be deemed to be an agent, employee, joint venturer or partner of Customer, and no other relationship is inteneded or created by and between ACI and Customer. ACI has the sole right to supervise, manage, contract, direct, procure and provide, or cause to be provided, all services to be provided pursuant to this Agreement.


                                      XVIl.
                                  COUNTERPARTS

         This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument. A fax signature is deemed an original.




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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the date first set forth above.

EPIXTAR FINANCIAL CORP.                 ACI BILLING SERVICES, INC.

By /s/ William D. Rhodes, Jr.           By: /s/ Michael Labedz
   -----------------------------           -----------------------------------

Name:  William D. Rhodes, Jr.           Name: Michael Labedz
     ---------------------------           -----------------------------------

Title: President                        Title: President
      --------------------------              --------------------------------

Date: 10/15/02                          Date: 12/03/02
     ---------------------------             ---------------------------------


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                                  ATTACHMENT 1

                    LEC SERVICE BUREAU BILLING AND COLLECTION

                                       I.
                                   DEFINITIONS


All terms and phrases used within this Attachment shall be defined in accordance with the everyday meaning used in the telecommunication industry unless such term has been defined in this Agreement.

In addition, specified defined terms are as follows.

         1. Billable Call Detail Records - "BCDR" means records that: (i) consist of telephone records to be billed to telephone numbers having valid area code and exchange prefix numbers that (a) are listed on ACI's then current On-Net File provided (to Customer), (b) have not been previously rejected by ACI, (c) have not been previously billed by ACI or any other billing process, and (d) are an acceptable call record-type to ACI, or; (ii) are other services or products provided to End Users which have been approved for billing by ACI.

         2. End Users - "End User" means the ultimate customer of the telephone information, or other services or products provided by Customer.

         3. LEC - "LEC" means any Bell Operating Company, independent local exchange company, or provider of local telephone or other services that ACI is able to provide billing and collection services.

                                       II.
                    BASIC LEC BILLING AND COLLECTION SERVICES

         The following describes the billing and collection services for LEC billing, whether for 1+, 0+/-, SSM, or Enhanced Services (Schedule 1-A) that ACI will provide to Customer.

2.1 ACI'S OUTCLEARING PROCESS

         a. Customer shall only submit BCDRs for billing. Notwithstanding the foregoing, BCDRs that do not otherwise meet the terms of this Agreement shall not be submitted to ACI nor will such BCDRs be accepted by ACI for billing. BCDRs will be submitted in the format specified by ACI, which is subject to change upon 30 days notice. Customer understands that testing may be required prior to submission of records to ACI and that such testing is at Customer's expense.

         b. ACI will subject Customer's records to various up-front edits, balancing and formatting. Records failing to pass these edits, balancing or formatting, referred to as "ACI Up-Front Rejects", will not be submitted to the LECs, and shall be returned to the Customer Representative. (See Section 4.2(a) of the main Agreement.)

         c. Within five (5) business days after ACI's receipt of the BCDRs from Customer, ACI will submit records passing the Up-Front Edits to the appropriate LEC for billing and collection.

         d. After ACI submits Customer's records to the LEC, the LEC subjects the BCDRs to detail screening and editing tests called "LEC Up-Front Edits". Records rejected by the LEC as a result of these edits are referred to as "LEC Up-Front Rejects." Any of Customer's records returned as unbillable by a LEC are referred to as "Returned Records", ACI will return such records to Customer. Records passing the LEC Up-Front Edits are deemed correct and eligible for billing by the LEC.


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         e. Generally, sixty to seventy days after LECs acceptance of Customer's
BCDRs, the LEC will remit payment to ACI (the "Remittances"). Such monies are deposited by all LECs for all customers into ACI's bank account.

         f. After receipt by ACI of the Remittances, ACI will deduct from the Remittances all charges and fees specified in or as necessitated by this Agreement, including without limitation any amounts due ACI from time to time, such as:

            1. ACI Fees and charges (Please see applicable schedules or provisions);

            2. ACI LEC Billing Fees (Please see applicable Schedule). Such fees are subject to change;

            3.      ACI Reserves (Please see Article III below);

            4. Unbillable records by the LECs, including those that failed the LEC Up-Front Edit Process;

            5. Credits or adjustments issued to End Users by the LEC or by ACI;

            6. Other charges or credits made by the LEC under its Agreement with ACI, including but not limited to any fines or penalties or assessments whatsoever billed to ACI by the LEC attributable to Customer, which can be based on End User complaints, regulatory complaints, any other act or omission by Customer in violation of the LEC's contract with ACI.

         g. Upon completion of the deductions described above, ACI shall disburse the remainder of the funds to its customers (such disbursements to Customer or the appropriate Client are referred to herein as the "Disbursements"). If requested in writing by Customer, ACI will make Disbursements to Customer or appropriate Client by wire or electronic funds transfer to the bank or other depository designated in writing by Customer. Customer shall be responsible for all wire and related charges.

         h. With respect to Disbursements made to any Client, ACI will, at the direction of Customer, deduct from any such Disbursements applicable fees due Customer from such Client. Customer will provide ACI Billing Services with a written, detailed schedule of its applicable fees for each such Client (the "Customer Fees") at least ten days prior to such Disbursements to Clients. Any such Customer Fees will be remitted to Customer periodically, prior to Disbursements being paid to Clients. The parties acknowledge that deduction of Customer Fees by ACI and payment to Client pursuant to this paragraph will constitute professional services as set forth in section 3 of Exhibit E attached hereto.

         i. To the extent possible, ACI will chargeback (or credit) Customer for items received from the LECs and/or items related specifically to End Users billed on behalf of Customer (such as for adjustments, chargebacks, credits and unbillables). In those cases where ACI does not receive End User or Customer specific data from the LECs, Customer will be charged back (or credited) based on the relative volume that its adjustments, chargebacks, credits, unbillables or volumes bear to all ACI customers' adjustments, chargebacks, credits, unbillables or volumes, or such other method as ACI determines in its sole discretion is appropriate based on empirical data available to ACI.


                                      III.
                                    RESERVES

3.1 BAD DEBT RESERVE AND BAD DEBT RESERVE TRUEUPS

         Customer understands that LEC charges are for unbillable records, uncollectable accounts, bad debt trueups and Customer adjustments (collectively "Chargebacks"). Chargebacks are frequently not fully known to ACI or to the LECs for up to eighteen months after records are billed to the End User. Customer also understands that Customer and ACI have a mutual interest in ensuring that adequate Customer funds are available when such charges become known. To ensure that sufficient funds are available to repay such Chargebacks, as well as any and all fees, charges or liabilities that may be owed to ACI or the LECs


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(collectively "Liabilities"), ACI will require and will hold a Bad Debt Reserve based on actual and estimated Chargebacks to cover any projected or actual Liabilities. This Bad Debt Reserve may be adjusted periodically, at ACI's discretion, as Chargebacks are trued-up. ACI will then deduct such amounts from Disbursements to maintain the necessary reserve balance. Any remaining reserve balance will be returned to Customer or its Client, as the case maybe, at such time and in such amounts after all Chargebacks and Liabilities have been determined and deducted by ACI.

3.2 TERMINATION RESERVE

         At the termination of this Agreement, or when Customer's revenue volume accepted by the LECs declines for two consecutive months by 25% or more from the prior month (for example, the revenue volume for each of February and March declines by 25% or more from the level in January). Customer will deposit with ACI and/or ACI will deduct from Disbursements an amount equal to ten percent (10%) of the prior 90 days gross accepted revenues. In addition, ACI may require an increase in this Termination Reserve as it determines the amount reasonably needed to protect it from future Chargebacks and/or Liabilities. Any Termination Reserve balance will be returned to Customer at such time and in such amounts after all Chargebacks and Liabilities have been determined and deducted by ACI.


                                       IV.
                                     TAXES

4.1 TAXES BILLED AND COLLECTED BY THE LECS

         a. In the normal course of the Billing and Collection process, LECS will bill and collect various federal, state and local taxes and tax-like charges on records according to the LECS understanding of the various statutory requirements.

         b. Each month the LECS provide ACI an accounting of taxes billed and collected on behalf of ACI's customers and remit adequate funds to enable ACI to report and pay to each taxing authority the taxes the LECs have determined are due.

         c. As a service to ACI's customers, ACI will file consolidated tax returns to be prepared and filed for amounts billed by the LECs for all customers of ACI. Customer authorizes ACI to combine its taxes with other ACI customers' taxes in order to file consolidated tax returns on its behalf. Customer further acknowledges that ACI prepares and files tax returns based solely on information provided by the LECs and makes no attempt to independently verify the accuracy or appropriateness of the LECs accountings.

         d. Customer will advise ACI of any tax or tax-like charges that it believes are unique to Customer's and/or any Client's products that might otherwise be taxed at erroneous rates by the LECs. ACI will evaluate Customer's proposed charges(s) and determine in its sole discretion the reasonableness in requesting the LECs to change their standard taxing procedures. ACI will then use commercially reasonable efforts to cause the LECs to bill End Users for such taxes.

         e. Customer acknowledges and agrees that ACI is acting only with respect to arranging for the billing and collection of taxes merely on the customer's behalf, and in no event shall ACI be entitled to retain or receive from Customer (or from any End User) any statutory fee or share of taxes to which the Person collecting the same may be entitled under applicable law.

         f. Without limiting any other provision of this Agreement, Customer acknowledges and agrees that ACI will have no liability whatsoever to Customer or any Client if: (i) the LECs fail to calculate, or incorrectly calculate taxes, (ii) the LECs fail to furnish the information relating to the taxes to ACI, (iii) the LECs fail to bill, or incorrectly bill, the End Users, (iv) the LECs fail to properly establish the tax exempt status of End Users, or (v) ACI miscalculates any End User's taxes, whether resulting from the use by ACI of inaccurate or incomplete tax or End User information supplied to ACI by or through Customer, any

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


Client, or a third party or otherwise, including, but not limited to, the tax status of an End User or the applicable tax rates. Customer is solely responsible for the collection and remittance of any tax or tax like charge not collected or remitted by the LECs or ACI.

4.2 TAXES ON ACI AND LEC SERVICES

         Customer acknowledges that certain services performed by ACI are subject to state and local taxes. ACI will add such taxes to the amounts due ACI and cause such taxes to be reported and paid to the appropriate taxing authorities.


                                       V.
                                   INSPECTION

         Customer will inspect and review all reports and Disbursement information prepared by ACI and will notify ACI of any incorrect reports and Disbursement information within thirty (30) days after receipt thereof. Failure to notify ACI of any such incorrect report or information will constitute acceptance thereof, and waiver of any objections thereto.


                                       VI.
         INFORMATION REQUIRED FROM CUSTOMER PRIOR TO AND DURING BILLING

         Customer and each Client will be required to provide information or documents reasonably requested by ACI prior to, and after records are billed. Without limiting the previous sentence, any information requested by a LEC or Government Authority is deemed reasonable.


                                      VII.
                                INQUIRY SERVICES

         As part of the LEC billing and collection service, ACI provides customer service inquiry:

         (i) During the Term, if required by a LEC and/or in lieu of inquiry services provided by one or more LEC, ACI shall (a) establish toll-free telephone numbers to be used by End Users for the purpose of making inquiries regarding charges for records reflected on End User bills issued by such LECs and (b) provide operators to assist End Users in connection with such inquiries (collectively, the "Inquiry Services"). Customer acknowledges that ACI's election to provide Inquiry Services will be made on a LEC-by-LEC basis and will include all records sent to that LEC by ACI. To the extent that ACI provides such Inquiry Services, ACI will instruct each LEC to refer all inquiries from End Users to such toll-free telephone numbers.

         (ii) In connection with any Inquiry Services that ACI may provide, ACI will establish and maintain written guidelines that describe the manner in which ACI will respond to End User inquiries, including without limitation the manner in which credits or other appropriate adjustments are to be made, with such supplements and amendments as may be necessary from time to time. ACI will provide Customer with a copy of such written guidelines and any supplements or amendments thereto upon Customer's request. ACI will be responsible for responding to all End User questions and problems related to records and will provide appropriate credits and adjustments, all in accordance with the procedures that it establishes. ACI will promptly notify Customer of all credits and adjustments issued by ACI on behalf of Customer or any Client.

         (iii) Upon the written request of Customer in connection with any Inquiry Services that ACI provides, as set forth herein, and upon ACI's sole reasonable discretion, ACI shall automatically transfer End User inquiries to Customer's call center for handling by Customer, provided Customer complies with the following:

         (a) Customer must maintain a toll-free customer service telephone number to handle all End User inquiries which are automatically transferred to Customer's call center;

         (b) All End User inquiries must be handled only by live operators and not by message machine or other devices, at a service level that meets or exceeds parameters set from time to time by ACI;

         (c) ACI has the right at any time and from time to time to monitor calls to verify that End User inquiries are being handled appropriately by Customer's call center;

         (d) ACI will handle all End User credits or other adjustments and Customer will, within three (3) business days of the End user inquiry, provide to ACI all information necessary for ACI to provide such End User credits or adjustments in accordance with its established procedures. All such credit and adjustment information will be provided to ACI in a format approved by ACI. Customer agrees that it will not issue End User credits or adjustments of any type in a manner other than stated above;

         (e) Customer will be responsible for providing to ACI updated subscriber account information (name, address, service type, etc.) in a format approved by ACI, on a regular basis as determined by ACI; but in no event less than monthly; and

         (f) Customer acknowledges that the determination of ACI to transfer End User inquiries to customer will be made on a customer identification number-by-customer identification number basis and will include all inquiries related to any such customer identification number. For those inquires that ACI "warm transfers" to Customer, at all times ACI will attempt to complete the "warm transfer". However, Customer and ACI agree that if an End User does not want his/her/its inquiry to be transferred to Customer, ACI will handle the inquiry.

         (g) Notwithstanding anything above in this section to the contrary, ACI may, in its reasonable sole discretion and at any time, discontinue the transferring of End User inquiries to Customer if Customer fails to satisfactorily handle any End User inquiry. The transfer of End User inquiries to Customer does not abridge ACI's right to issue End User adjustments or credits in accordance with its established procedures.

               (iv) ACI handling of Inquiry Services, and Section (iii)(g) above, survive the term or termination of this Agreement.


                                      VIII.
                                  AUTHORIZATION

         Customer hereby authorizes ACI to include Customer's or Client's name, address, phone number, and any other information required by a LEC or Government Authority, that ACI deems reasonably necessary to discharge its duties and responsibilities under this Agreement. Customer agrees that it shall cause its Client(s), upon the signing of this Agreement, to provide an identical authorization to Customer for the services to be performed pursuant to this Agreement.

         Customer hereby ratifies and confirms all that ACI does in good faith to fulfill its duties and responsibilities hereunder.

                                       IX.
              CUSTOMER REPRESENTATIONS, WARRANTIES AND OBLIGATIONS

9.1 CUSTOMER HEREBY REPRESENTS AND WARRANTS TO ACI AS FOLLOWS:

         a. Records submitted to ACI for billing strictly meet or adhere to the requirements of all federal, state, and local laws, rules, and regulations, and orders, and/or judgments of any Governmental Authority. In addition, Customer and each Client has filed all tariffs and has obtained all governmental and regulatory authorizations, approvals, and other consents, (collectively "Certification") all of which are in full force and effect, that are required by law or any Governmental Authority for the provision by Customer and each Client of telecommunications services to End Users, and/or required by any Government Authority having jurisdiction over the business and operations of Customer and each Client. Customer and each Client will, upon execution of this Agreement, provide ACI with a copy of each Certification or other written evidence of compliance with such requirements. Customer will promptly notify ACI in writing of any expiration, amendment, or renewal of any such Certification or of any new Certification. Customer and each Client will comply in all respects with the Certifications and laws, rules, regulations, and other requirements of any Governmental Authority related thereto.

         b. Records submitted by Customer and each Client pursuant to this Agreement are not subject to any other valid or existing billing and collection agreement, and have not been billed previously, and will not be billed by any Person following submission to ACI. Customer and each Client agree that once any services contemplated herein have begun for an End User's account or for a particular location, until after the termination of this Agreement, Customer and each Client will not transfer that End User's account or location information to another billing and collections provider, and except for ACI, no other billing and collections provider will provide billing services for Customer and each Client to that End-User account. The provisions of the previous sentence do not apply if ACI is unable to provide services related to such records, or if ACI is unable to provide advanced funding for such records.

         c. Customer and each Client will comply with all rules and requirements of ACI as well as the LECs' in whose jurisdiction records are submitted for billing and collections.

         d. Customer and each Client agree to be bound by the Coalition to Ensure Responsible Billing ("CERB") Guidelines, found at www.cerb.org.

         e. Each record does not relate to services performed more than ninety
(90) days prior to the date said record was received by ACI for processing.



                                       X.

This Article X is intentionally left blank.


                                       XI.
                                    INDEMNITY

         a. Customer will indemnify, and defend ACI and will hold ACI harmless from and against any and all claims, actions, acts of third parties, liabilities, litigations, losses, costs, expenses (including but not limited to attorney's fees whether in-house or outside), all damages (including but not limited to consequential and/or punitive damages, and/or damages for loss of profits and/or for loss of revenue), and liability for any equitable remedies (including but not limited to injunctive relief and/or specific performance), due to, relating to, or arising out of: (i) records processed on behalf of Customer and each Client, and/or (ii) any acts or omissions of Customer and each Client, and/or (iii) the occurrence of any of the items set forth in Section
13.2 of this Agreement, and/or (iv) any violation of any representation, covenant or warranty of Customer set forth in this Agreement, or any other Agreement between Customer and ACI, and/or (v) any breach by Customer of any provision of this Agreement or any other agreement between ACI and Customer, and/or (vi) the incorrectness or incompleteness of any data or information supplied to ACI by Customer and each Client under this Agreement, and/or (vii) ACI's use, in accordance with this Agreement, of, and reliance upon, information provided by Customer and each Client.

         b. ACI will give Customer prompt written notice of any matters in respect of which the indemnity may apply; provided, however, that if ACI fails to give the Customer prompt written notice, Customer will only be relieved of its obligations under this Article XI if and to the extent that such party is prejudiced thereby. If ACI is named by a third party in a legal proceeding resulting from Customer's records, acts or omissions pursuant to this Agreement, ACI shall, due to ACI's expertise in the billing industry, solely control its own defense and Customer shall be liable for all costs and expenses including attorneys' fees. ACI shall provide Customer with invoices of actual costs and expenses incurred on a monthly basis, prior to deducting such costs and expenses from Disbursements. Should deductions from Disbursements be insufficient, ACI shall invoice Customer for sums due and such invoice shall be due.


                                      XII.
                            LIMITATION OF LIABILITY

12.1 LIMITATION OF LIABILITY

         a. Correction of Errors. ACI will use its best efforts to correct any alleged acts or omissions in a timely fashion upon written notice from Customer, although ACI shall not be liable for specific performance or in any other way become liable to Customer for any of the acts, omissions or losses stated above as a result of its correction efforts. In this regard, ACI will reprocess or resubmit records, recalculate sums receivable or payable, or refile returns as needed, but only if commercially reasonable to do so and if permitted by a Governmental Authority or LEC (but not more than once as to each such corrective action), but ACI does not guarantee its correction effort, nor does ACI represent or warrant that all acts or omissions as described above will be corrected. Customer agrees that its sole remedy for any of the above referenced acts or omissions or losses shall be limited to the corrective actions described herein.

         b. Remedy for Gross Negligence. CUSTOMER FURTHER AGREES THAT IN THE EVENT OF GROSS NEGLIGENCE ON THE PART OF ACI, THE TOTAL AMOUNT OF DAMAGES FOR ALL PURPOSES, WILL NOT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL ONLY TO THE TOTAL ACI PROCESSING FEE SET FORTH IN THE SCHEDULE(S) ONLY (SPECIFICALLY EXCLUDING, FOR EXAMPLE, LEC FEES, ETC.) PAID TO ACI DURING THE THREE MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF THE EVENT, ACT OR OMISSION GIVING RISE TO THE CLAIM. The limitations set forth in the previous sentence does not apply to Disbursements payable to Customer. Any action or claim by Customer for gross negligence must be made within one (1) year of the event, act or omission giving rise to such claim or reasonable discovery of such.

         c. NOTWITHSTANDING ANY OTHER PROVISONS OF THIS AGREEMENT TO THE CONTRARY, AND REGARDLESS OF THE FORM OF CLAIM, INCLUDING BUT NOT LIMITED TO WHETHER IN CONTRACT OR IN TORT OR WHETHER FROM BREACH OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER ACI HAS BEEN ADVISED OR SHOULD BE AWARE OF THE POSSIBILITY OF SUCH DAMAGES, IN NO EVENT WILL THE MEASURE OF DAMAGES RECOVERABLE BY CUSTOMER AGAINST ACI FOR ANY ACT OR OMMISSION OF ACI, INCLUDE ANY AMOUNTS FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY PERSON OR FOR LOSS OF ACTUAL OR ANTICIPATED PROFITS LOST SAVINGS OR OTHER ECONOMIC LOSS OF ANY PERSON OR FOR DAMAGES THAT COULD HAVE BEEN AVOIDED, USING REASONABLE DILIGENCE, BY ACI, AND IN NO EVENT SHALL CUSTOMER RECOVER DAMAGES AGAINST ACI FOR NEGLIGENCE.

         d. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ACI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, TO CUSTOMER, TO ANY CLIENT OR TO ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION ANY

WARRANTIES REGARDING TITLE TO OR THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALING BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE) OF ANY SOFTWARE, SERVICES, OR MATERIALS PROVIDED UNDER THIS AGREEMENT.

         e. Hold Harmless and Indemnity. Customer and ACI expressly acknowledge that ACI's limited liability described above represents the express understanding of how the risks and liabilities between Customer and ACI are to be allocated. The parties reached this understanding by weighing the fees charged by ACI for its services under this Agreement against the recovery that Customer would be entitled to in the event that any of the acts, omissions or losses described above were to occur. Each party irrevocably accepts such limitations.


                                      XIII.
                                  TERMINATION

13.1 TERMINATION FOR CAUSE

         Subject to Section 13.3, if either party materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement, which default is not substantially cured within twenty (20) business days after written notice is given to the defaulting party specifying the default, or a lesser time period if set forth in another section of this Agreement, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date of receipt by the defaulting party of such notice or as of a future date specified in such notice of termination.

13.2 SPECIAL TERMINATION RIGHTS

         Without notice, ACI may stop processing all or some of the records submitted by Customer, or terminate the Agreement, if ACI determines in its sole discretion that the processing of records submitted by Customer, or the continuation of the processing of records, in whole or in part, has or shall:
(a) negatively affect the goodwill, reputation, profitability, or business of ACI, (b) threaten the termination of or negatively impact any LEC Contract of ACI or ACI's relationship with a LEC, (c) result in or has already resulted in the scrutiny (informal or formal investigation, or otherwise) of Customer, ACI, or any Person, by any Governmental Authority, (d) has resulted in or may result in the violation of any rule, ordinance, law, order, decision, judgment, or policy of any Government Authority, any LEC and/or ACI, and/or (e) has resulted in or may result in a legal proceeding, including but not limited to litigation, arbitration or administrative proceeding involving ACI either as a party or as a non-party (including, but not limited to, ACI having to provide documents and/or deponents).

         ACI shall attempt to give notice and opportunity to cure to Customer in any of the above instances, if in ACI's sole reasonable discretion such notice and opportunity is proper under the circumstances.

13.3 RIGHTS UPON TERMINATION

         Records received by ACI on or before the expiration date or the effective date of termination of this Agreement will be processed by ACI, and Disbursements due and owing to Customer will be paid to Customer, less amounts representing the Reserve. Upon expiration or termination of this Agreement for any reason, Customer will (a) promptly return the Licensed Program (including the related documentation) to ACI and destroy all copies, whether authorized or unauthorized, in Customer's possession, and (b) pay ACI for all services provided and expenses incurred through the effective date of such expiration or termination, as well as for all services provided and expenses incurred thereafter in connection with the processing of records received on or before the effective date of such expiration or termination. The provisions of this
Section 13.3, and Sections 5.1, 5.2, 7.1, 7.2 and Articles VI, XII, and XIII of the main

Agreement, Articles III, VII, XI, XII, XVII, and XVIII of this Attachment, any provision dealing with monies owed to ACI, and any provisions dealing with Disbursements owed, but not yet paid to Customer, survive the expiration or termination of this Agreement for any reason.


                                      XIV.
                                 FORCE MAJEURE

         Each party will be excused from performance under this Agreement for any period, and the time of any performance will be extended, to the extent reasonably necessary under the circumstances, any act of God or any Governmental Authority or any outbreak or escalation of hostilities, war, civil disturbance, court order, labor dispute, third party nonperformance (including without limitation the acts or omissions of common carriers, interexchange carriers or LECs, but excluding any employees of the party seeking to be excused from performance hereunder) or any other cause beyond its reasonable control, including without limitation failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment or lines or other equipment. Such nonperformance on the part of either party will not be considered: (a) a default under this Agreement, provided that the party whose performance has been excused performs such obligation as soon as is reasonably practicable after the termination or cessation of such event or circumstance; or
(b) a ground for termination of this Agreement except as provided in Section
13.3 of this Attachment.


                                       XV.


This Article XV is intentionally left blank.




                                      XVI.
                             VALIDATION OBLIGATIONS

         During the Term, Customer and Client will validate, or cause to be validated, using an industry approved method for validation: (a) All telephone calls for which validation is mandated by a Governmental Authority; (b) All telephone calls for which validation is specifically required by a LEC; (c) All telephone calls, the collection for which is deemed to be below industry standards or not in accordance with industry practice; and (d) for 0+/- calls only (see Schedule 1-A) all operator assisted third-party calls (whether automated or assisted by telephone operator), collect calls, telephone calling cards, and person to person calls.



                                      XVII.
                                  ACI SOFTWARE


         For the purposes of this Agreement, "Software" means: (a) computer programs, including without limitation software, application programs, operating systems, files, and utilities; (b) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, and operating instructions; and (c) the tangible media upon which such programs and documentation are recorded, including without limitation hard copy, tapes, and disks. The ACI Software, including ACI's proprietary software PROACT(R), any developments, improvements, modifications, additions, or enhancements made by or for ACI to any ACI Software and any new Software developed or created by or for ACI pursuant to this Agreement will be and will remain solely ACI's property, as appropriate. Neither Customer nor any Client will have ownership rights or other rights to any of such items, except as expressly set forth in the notice accompanying such items, which provisions Customer agrees to comply.

                                     XVIII.
                        ACCESS AND COMMUNICATIONS SYSTEM


         In connection with the provision of services by ACI pursuant to this Agreement, ACI shall provide Customer with access to ACI's system for the purpose of electronically transmitting certain data to ACI and otherwise communicating electronically with ACI (the "System"), and Customer is required to use such System. Customer will comply with the terms and conditions relating to such access, as set forth in ACI's policies, including but not limited to protecting passwords, keeping information confidential, and being solely responsible for obtaining the necessary equipment to utilize the system, and utilizing the system in conformity with the provisions of this Agreement.



                                      XIX.
                          ACKNOWLEDGMENT AND AGREEMENT

         This Attachment 1 is acknowledged and agreed to by Customer.


EPIXTAR FINANCIAL CORP.


          WDR                                     10/15/02
--------------------------------              --------------------------------
Customer's Initials                           Date

                                    Exhibit A
                                       to
                 Attachment 1 to the Billing Services Agreement

                            Certain Fees and Expenses


1). Customer Service Inquiry Fees.

         Customer is charged a Customer Service Inquiry Fee of $3.25 for each inquiry handled by ACI's Customer Service Department, in addition to any LEC fees. The fee for the transfer of inquiry, as set forth in Article VII (iii), is $0.65 per inquiry transferred, plus any LEC fees.

2). Regulatory Inquiry Costs.

         Customer is charged for the time and processing costs involved in responding to regulatory inquiries and complaints relating to Customer's or any Client's End Users at the rate of $65.00 per hour plus expenses, $50.00 minimum per complaint.

3). Special Reporting and Professional Services

         Customer is charged for the time and processing costs involved in responding to requests for special reports, documents or research, or for professional services, including but not limited to data processing, and training, at the rate of $150.00 per hour, plus expenses. This fee also applies to requests for documentation or materials to be produced in response to requests of Governmental Authorities pursuant to rules, orders or subpoenas.

4). Sub-Carrier Identification Code ("Sub-CIC")

         Sub-Carrier Identification Codes ("Sub-CIC") permits separate "name on bill" identification (branding). This is subject to regulatory requirements. The fee is $3,500 for each nationwide set-up per Sub-CIC. So long as during the sixth month after a Sub-CIC is implemented, the revenue for records processed by ACI for that Sub-CIC exceeds $750,000, this fee is waived. Otherwise, Customer will be assessed this fee.

5). Customer Identification Number ("CIN").

         CIN permits separate accounting for specific customer entities, locations, products, etc. This requires average monthly billable message volume of 10,000 per CIN. There is no charge for the first two CINs issued to Customer (one processing, one non-processing). The charge is $100 per additional CIN. So long as during the sixth month after a CIN is implemented, the revenue for records processed by ACI under that CIN exceeds $750,000, this fee is waived. Otherwise Customer will be assessed this fee.

6). Data Transmission Fees.

         Customer is responsible for all charges attributed to the transmission of data between ACI and the Customer and each Client, as the case may be and ACI and the LECs. This fee is $0.0048 per record, subject to change on sixty (60) days written notice. In addition, Customer is responsible for the acquisition and provision of any equipment including, without limitation, terminals, printers and modems (but excluding any data telecommunication lines or equipment at or between any ACI data centers), that are necessary or appropriate for Customer to access Customer data at any ACI data center. Customer is solely responsible for entering into arrangments with data telecommunication network carriers for the provision of access to such networks and pay any usage costs or charges relating thereto, as may be necessary or appropriate for Customer to access Customer data at any ACI data center.

7). Reimbursement of Expenses.

         In addition to any other payments specified in this Agreement, Customer will pay, or reimburse ACI for, all actual out-of-pocket costs and expenses, including without limitation travel and travel-related expenses, incurred by ACI in connection with the performance of its obligations under this Agreement. ACI will attempt to obtain from the Customer prior consent, except if such expense is needed to continue the processing of records.

8). Other Expenses.

         Customer will pay all fees and expenses of ACI for reruns or otherwise necessitated: (a) by incorrect, incomplete, or omitted data or erroneous instructions supplied to ACI by or through Customer or any Client; and/or (b) for the correction of programming, operator, and other processing errors caused by Customer, any Client, or its respective employees or agents.

9). Cost of Living Adjustment.

         If the Consumer Price Index for All Urban Consumers, All Cities Average, 1982-84=100, as published by the Bureau of Labor Statistics of the Department of Labor (the "CPI"), is on January 1 of any year during the Term (the "Current Index") higher than the highest CPI on January 1 of any prior year during the Term (the "Base Index"), then, effective as of such January 1, all fees payable to ACI pursuant to this Agreement, (except LEC fees), may be increased thereafter by the percentage that the Current Index will have increased from the Base Index, and such amounts as increased pursuant to this
Section 9 will be deemed incorporated herein. If the Bureau of Labor Statistics stops publishing the CPI or substantially changes the content or format thereof, the parties will substitute therefor another comparable measure published by a mutually agreeable source; provided, however, that if such change is merely to redefine the base year for the CPI from 1982-84 to some other year(s), the parties will continue to use the CPI but will, if necessary, convert either the Base Index or the Current Index to the Same basis as the other by multiplying such Index by the appropriate conversion factor.

10). Invoice and Time of Payment.

         Any amount due ACI pursuant to this Agreement for which a time for payment is not otherwise specified will be due and payable upon receipt by Customer of the invoice from ACI therefor. All invoiced amounts due ACI pursuant to, and not paid in accordance with, this Agreement may be deducted by ACI from the Remittances it receives from the LECs prior to forwarding the Disbursements to Customer. Any amount owing to ACI pursuant to this Agreement that is not paid within fifteen (15) days of receipt will thereafter earn interest until paid at the Late Payment Rate. The "Late Payment Rate" means an annual rate of interest equal to the lesser of (a) 4% per annum more than the then prime rate established by Citibank N.A., New York, NY, or (b) the maximum rate of interest allowed by applicable law.

11). Customer Initiated Credits.

         For each End User adjustment or credit initiated by Customer, Customer shall be charged $0.55 for each such adjustment or credit.

                                  Schedule 1-A
                                       to
                                  Attachment 1

               Service Fees for 1+, 0+, SSM, and Enhanced Records

1). For purposes of this Schedule 1-A to Attachment 1:

    a.   "1+ Records" means either:


         (i) "1+ Presubsribed", which means telephone calls placed via a preferred interexhange carrier by dialing the digit "1" immediately followed by the called area code and telephone number and charged to the originating telephone number; or

         (ii) "1+ Casual" calls mean telephone calls placed by dialing the prefix "1010xxx" immediately followed by the digit "1" and the called telephone number and charged to the originating telephone number.

         b. "0+/- Records" means: (a) telephone calls which are completed either: (i) by dialing the digit "0" immediately followed by the called area code (if required) and telephone number combination and charged to a telephone company calling card, collect to the called party, or a third party telephone number or (ii) by dialing the digit "0" or "00" to secure live telephone operator assistance for call completion, or (b) a call charged to a calling card or credit card.

2). a. ACI Processing Fees for 1+, Prescribed, 1+ Casual and 0+/- records on a monthly basis are as follows:


   BCDRs Per Month                   1+ Records             0+/- Records
   ---------------                   ----------             ------------

First 250,000                          $0.0490                 $0.090
Next 250,000                           $0.0420                 $0.065
Next 500,000                           $0.0280                 $0.045
Next 1,000,000                         $0.0250                 $0.040
Next 1,000,000                         $0.0210                 $0.035
Over 3,000,000                         $0.0190                 $0.035



3). Special Service Message Fee.

         a. In addition to the above fee, there may be a fee for Special Service Messages ("SSM"). SSMs are non-transport charges related to toll charges, such as, for example, monthly services charges and Universal Service Fund Charges.

         b. SSM fees will apply to all such BCDRs. This fee will be as follows:

--------------------------------------------------------------------------------
                   Special Services Messaging Processing Fees
--------------------------------------------------------------------------------
  Average End User Charge Per Message                    Per Message Fee
          $00.01 - 10.00                                      1.5%
          $10.01 - 20.00                                      2.0%
          $20.01 - 30.00                                      2.5%
             $30.01+                            Fee to be established by ACI on
                                                an individual case basis
--------------------------------------------------------------------------------


         c. l. There are also fees for the implementation of SSM. These are as follows:

--------------------------------------------------------------------------------
                 Special Services Messaging Implementation Fees
--------------------------------------------------------------------------------
If implementation occurs for                 $1,000 for the first phrase
multiple phrases simultaneously
                                             $500 for each additional
--------------------------------------------------------------------------------
If implementation for multiple               $1,000 each phrase
phrases does not occur simultaneously
--------------------------------------------------------------------------------

         2. So long as during the sixth month after a text phrase or text code is implemented the revenue for records processed by ACI under a particular text phrase or text code exceeds $750,000, the implementation fees for text phrases or codes set forth in this Section 3(c)(2)are waived. Otherwise, Customer will be assessed these fees.

4). a. To the extent authorized by ACI and the LECs, Customer is authorized to submit non-toll related BCDRs ("Enhanced Records") to ACI for billing and collection.

         b. ACI's processing fees for billing and collecting Enhanced Records are based on the average value of such records accepted during a calendar month and are detailed as follows:


--------------------------------------------------------------------------------
                        Enhanced Services Processing Fees
--------------------------------------------------------------------------------
Average End User Charge Per Message             Per Message Fee
        $00.01 - 10.00                               $.12
        $10.01 - 20.00                                1.7%
        $20.01 - 30.00                                2.0%
        $30.01 - 40.00                                2.4%
        $40.01 - 50.00                                2.8%
            $50.01+                              Fee to be established by
                                                 ACI on an individual case basis
--------------------------------------------------------------------------------

         c. There are also fees for the implementation of Enhanced Services Processing Fees. These are as follows:


--------------------------------------------------------------------------------
                Enhanced Services Processing Implementation Fees
--------------------------------------------------------------------------------
If implementation occurs for multiple phrases      $1,000 for the first phrase
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
      simultaneously                          $500 for each additional
--------------------------------------------------------------------------------
If implementation for multiple                $1,000 each phrase
phrases does not occur simultaneously
--------------------------------------------------------------------------------

         So long as during the sixth month after a text phrase or text code is implemented the revenue for records processed by ACI under a particular text phrase or text code exceeds $750,000, the implementation fees for text phrases or codes set forth in this Section 4(c) of Schedule 1-A are waived. Otherwise, Customer will be assessed these fees.

         d. For billing in Qwest territory for Enhanced Services, the following fees for required implementation and processing of taxes are as follows:

                      Initial set-up: $2,000.00.

                      Monthly Processing Fee: $750.00 per month.

5). LEC Fees.

         ACI processing fees noted in Section 2, 3 and 4 above, are in addition to the Data Transmission Fee noted in Section 6 of Exhibit A (currently $0.0048 per record) and LEC Fees. ACI will make the then current LEC fees available to Customer upon request. ACI LEC fees are subject to change.

         The LEC fee for 0+/- Records is calculated based on the average LEC fee for all 0+/- ACI customers during a calendar month for each LEC. The LEC fee for 1+ Records is calculated based on the average number of End User bill pages needed to bill Customer's records during a calendar month for each LEC.

         The LEC fee for Enhanced Records is calculated based on the average number of End-User bill pages needed to bill Customer's records during a calendar month for each LEC.

         The LEC fee for SSM Records is determined based on the type of BCDR that caused the SSM charge to be generated.

         Notwithstanding anything to the contrary, in no event will the LEC charges to Customer be less than the fee paid by ACI to the LECs.

6). All processing fees are calculated on the total number of records processed in a calendar month.

7). Starting as of the first date of the Initial Term of this Agreement, the minimum processing fees only (those fees set forth in Sections 2(a) and 3(b) and 4(b) above of this Schedule 1-A only) (the "Processing Fee") owed to ACI by Customer during a calendar month shall be $5,000. Should the Processing Fee be less than $5,000 in a calendar month, Customer shall have deducted from Disbursements, and/or pay directly after invoice to ACI, the short fall.

8). Canadian Billed Records.

         In addition to the foregoing charges, Customer will pay ACI an additional charge of $0.03 for each BCDR that is billed in Canada.




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



         This Schedule 1-A to Attachment l is acknowledged and agreed to by Customer.

EPIXTAR FINANCIAL CORP.


              WDR                                       10/15/02
-------------------------------------        ----------------------------------
Customer's Initials                          Date


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